UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2008

CONCUR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of Principal Executive Offices)	(Zip Code)

(425) 702-8808

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 29, 2008, Concur Technologies, Inc. (“Concur”) and American Express Travel Related Services Company, Inc., a wholly-owned subsidiary of American Express Company (“Investor”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which Concur sold and issued to Investor 6,400,000 shares (“Shares”) of Concur common stock (“Common Stock”) and a warrant (“Warrant”) to purchase up to 1,280,000 shares (“Warrant Shares”) of Common Stock at an aggregate purchase price of $251,328,000. The exercise price of the Warrant, which has a two-year term and may be exercised at any time during that term, is $39.27 per share.

The Securities Purchase Agreement provides as follows:

Director Appointment. For so long as Investor owns at least 10% of Concur’s outstanding shares of Common Stock and certain other conditions set forth in the Securities Purchase Agreement have been satisfied, Investor may nominate one person (“Investor Director”) to serve as a member of Concur’s Board of Directors (the “Board”). Concur has agreed to appoint Edward P. Gilligan to the Board as the initial Investor Director.

Voting. Investor and its affiliates agreed to vote Investor’s shares of Common Stock either in the manner recommended by the Board or in proportion to the votes cast by other holders of Common Stock, with specified exceptions. In elections of Board members, Investor and its affiliates are obligated to vote their shares in favor of Investor Director and the other individuals recommended by the Board for election.

Standstill. Investor and its affiliates are limited in their ability to acquire additional shares of Common Stock if the acquisition would increase the total percentage of beneficial ownership of Common Stock (including the Warrant) held by Investor and its affiliates to more than 15.2%, or acquire additional shares of Common Stock (other than from Concur) until the Warrant has been fully exercised or has expired if Investor and its affiliates would own or control more than 13.0% of the outstanding Common Stock. Investor also agreed to restrictions on its ability to propose to enter into a business combination with Concur, seek to control the management, Board or policies of Concur, enter into voting arrangements with third parties with respect to Concur, or make public announcements regarding the possibility of a business combination with Concur or any subsidiary or division thereof.

Stock Sale/Buyback. Under certain circumstances, if Investor and its affiliates exceed the ownership limitations set forth in the Securities Purchase Agreement, they must sell shares of Common Stock to either Concur or third parties so as to not exceed such ownership limitations.

Lockup. Until July 29, 2009, Investor will not sell, transfer or otherwise dispose of the Shares, and until the later of July 29, 2009 or six months after the exercise of the Warrant, it will not sell, transfer or otherwise dispose of the Warrant Shares, except that Investor may pledge such securities as collateral in certain circumstances. Thereafter, for such time as Investor and its affiliates own at least 3.5% of the outstanding Common Stock, the volume and manner of transfers by Investor and its affiliates are restricted.

Registration Rights. Concur agreed to file registration statements registering the re-offer and resale of the Shares and the Warrant Shares under certain circumstances.

Right of Notice. For a period of time set forth in the Securities Purchase Agreement, in the event that the Board initiates or participates in a process with respect to a transaction that would result in a sale of substantially all the assets of Concur or would result in a change of control of Concur, Investor is entitled to notice of the commencement of such process and to participate as a bidder in such process.

Right of First Refusal. The Securities Purchase Agreement grants Investor a right of first refusal to maintain its proportionate ownership in Concur with respect to future issuances of equity securities (subject to certain exceptions) of Concur.

A copy of the press release issued by Concur on July 29, 2008 concerning the transaction is filed herewith as Exhibit 99.1.

Amendment to Rights Agreement

On July 25, 2008, the Board approved an amendment to Concur’s existing Rights Agreement, dated April 20, 2001 (“Rights Agreement”), to provide that (i) American Express Company (and its affiliates and associates) (collectively, “American Express”) shall not be deemed to be an “Acquiring Person” until such time as American Express shall be the Beneficial Owner of more than 15.2% of the Common Stock, and (ii) Investor shall be able to hold the Shares, the Warrants and the Warrant Shares without regard to such higher percentage of 15.2%; provided however, that American Express shall be considered to be an Acquiring Person in the event that American Express makes any public announcement of the intention to commence a tender or exchange offer that is not approved by the Board. Concur and Wells Fargo N.A., as Rights Agent, have executed an Amendment to Rights Agreement, dated as of July 29, 2008, effecting such amendment to the Rights Agreement.

The description of the Amendment to Rights Agreement is qualified in its entirety by reference to the copy of the Amendment to Rights Agreement filed as Exhibit 4.1 hereof, which is incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

On July 30, 2008, Concur issued a press release announcing its financial results for the quarter ended June 30, 2008 (“Q3 Fiscal 2008”), a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in Item 2.02 of this report, including Exhibit 99.2 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Section 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 3.02.	Unregistered Sales of Equity Securities.

On July 29, 2008, Concur and Investor entered into the Securities Purchase Agreement, pursuant to which Concur sold and issued to Investor 6,400,000 shares of Common Stock and a warrant to purchase up to 1,280,000 shares of Common Stock, at an aggregate purchase price of $50,265,600. The exercise price of the Warrant, which has a two-year term and may be exercised at any time during that term, is $39.27 per share. The offer and sale of these securities was exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, based on the fact that it was a sale to only one purchaser, which immediately prior to making the sale Concur believed to be an accredited investor.

Item 3.03.	Material Modification to the Rights of Security Holders.

Concur and Wells Fargo N.A., as Rights Agent, have executed an Amendment to Rights Agreement. The Amendment to Rights Agreement modifies certain rights of holders of the preferred share purchase rights issued under the Rights Agreement and registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The description of such modifications contained in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 29, 2008, Robert T. Abele and Michael Hilton resigned as members of the Board, effective immediately. Mr. Abele served as a member of the Board’s Audit Committee and Compensation Committee.

(d)

On July 29, 2008, the Board appointed Edward P. Gilligan as a member of the Board. Mr. Gilligan was appointed pursuant to Concur’s obligations under Section 4.5 of the Securities Purchase Agreement, described under Item 1.01 of this report, under which Concur is obligated to appoint an individual designated by Investor.

Mr. Gilligan is the Vice Chairman of the American Express Company and Group CEO, Business-to-Business. American Express Company policies prohibit Mr. Gilligan from receiving compensation for serving as a member of the Board. All Concur directors, including Mr. Gilligan, are reimbursed for their reasonable travel expenses in attending Board and committee meetings. Concur also expects to enter into a standard form of indemnification agreement with Mr. Gilligan.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

(b)

Concur’s Code of Business Conduct and Ethics generally prohibits a director from serving in a business capacity with an outside enterprise that does business with Concur, or from serving as an officer of a Concur competitor. On July 29, 2008, the Board waived the application of this provision to Mr. Gilligan in conjunction with his appointment to the Board.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amendment to Rights Agreement

99.1	Press Release issued on July 29, 2008 announcing agreement with American Express

99.2	Press Release dated July 30, 2008 announcing Concur Technologies, Inc. results for the quarter ended June 30, 2008*

*	This exhibit is furnished with this Current Report on Form 8-K and is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of Concur Technologies, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date: July 30, 2008	By:	/s/ John F. Adair
John F. Adair,
Chief Financial Officer (principal financial officer and duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Amendment to Rights Agreement

99.1	Press Release issued on July 29, 2008 announcing agreement with American Express

99.2	Press Release dated July 30, 2008 announcing Concur Technologies, Inc. results for the quarter ended June 30, 2008*

*	This exhibit is furnished with this Current Report on Form 8-K and is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of Concur Technologies, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.